CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2019, with respect to the financial statements and supplemental information included in the Annual Report of Credit Acceptance Corporation 401(k) Plan and Trust on Form 11-K for the year ended December 31, 2018. We consent to the incorporation by reference of said report in the Registration Statement of Credit Acceptance Corporation on Form S-8 (File No. 333-111831).

/s/ Grant Thornton LLP

Southfield, Michigan
June 18, 2019